Exhibit 3.2

FIRST AMENDED AND RESTATED

BY-LAWS

OF

CLEAR SECURE, INC.

ARTICLE I

OFFICES

Section 1                  Registered Office. The registered office of Clear Secure, Inc. (the “Corporation”) shall be the office of the Corporation’s registered agent in the State of Delaware or such other office of the Corporation in the State of Delaware as established from time to time by the board of directors of the Corporation (the “Board”).

Section 2                  Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1                  Place of Meeting. Meetings of stockholders may be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, as may be designated by the Board.

Section 2                  Annual Meeting.

(a)               A meeting of stockholders for the election of directors and such other business as may be properly brought before the meeting in accordance with these First Amended and Restated By-Laws (these “By-Laws”) shall be held annually at such date and time as may be designated by the Board from time to time.

(b)               At an annual meeting of the stockholders, only business (other than business relating to the nomination or election of directors which is governed by ARTICLE III, Section 3) that has been properly brought before the stockholder meeting in accordance with the procedures set forth in this ARTICLE II, Section 2 shall be conducted. To be properly brought before a meeting of stockholders, such business must be brought before the meeting (i) by or at the direction of the Board or any committee thereof or (ii) by a stockholder who (A) was a stockholder of record of the Corporation when the notice required by this ARTICLE II, Section 2 is delivered to the Secretary of the Corporation and at the time of the meeting, (B) is entitled to vote at the meeting and (c) complies with the notice and other provisions of this ARTICLE II, Section 2. Subject to ARTICLE II, Section 2(l), and except with respect to nominations or elections of directors, which are governed by ARTICLE III, Section 3, ARTICLE II, Section 2(b)(ii) is the exclusive means by which a stockholder may bring business before a meeting of stockholders. Any business brought before a meeting in accordance with ARTICLE II, Section 2 is referred to as “Stockholder Business”.

(c)               Subject to ARTICLE II, Section 2(l), at any annual meeting of stockholders, all proposals of Stockholder Business must be made by timely written notice given by or on behalf of a stockholder of record of the Corporation (the “Notice of Business”) and must otherwise be a proper matter for stockholder action. To be timely, the Notice of Business must be delivered personally or mailed to, and received at the executive office of the Corporation, addressed to the Secretary of the Corporation, by no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that if (i) the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of stockholders, (ii) no annual meeting was held during the prior year or (iii) in the case of the Corporation’s first annual meeting of stockholders as a corporation with a class of equity security registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the notice by the stockholder to be timely must be received (A) no earlier than 120 days before such annual meeting and (B) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was first made by mail or Public Disclosure. In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of a stockholder meeting commence a new time period (or extend any time period) for the giving of the Notice of Business.

(d)               The Notice of Business must set forth:

(i)                the name and record address of each stockholder proposing Stockholder Business (the “Proponent”), as they appear on the Corporation’s books;

(ii)              the name and address of any Stockholder Associated Person;

(iii)             as to each Proponent and any Stockholder Associated Person, (A) the class or series and number of shares of stock directly or indirectly held of record and beneficially owned by the Proponent or Stockholder Associated Person, (B) the date such shares of stock were acquired, (C) a description of any agreement, arrangement or understanding, direct or indirect, with respect to such Stockholder Business between or among the Proponent, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, by the Proponent or any Stockholder Associated Person and that remains in effect, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any Stockholder Associated Person with respect to shares of stock of the Corporation (a “Derivative”) and (E) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Proponent or any Stockholder Associated Person has a right to vote any shares of stock of the Corporation. The information specified in ARTICLE II, Section 2(d)(i) to (iii) is referred to herein as “Stockholder Information”;

(iv)             a representation that each Proponent is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such Stockholder Business;

(v)               a brief description of the Stockholder Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-Laws, the language of the proposed amendment) and the reasons for conducting such Stockholder Business at the meeting;

(vi)             any material interest of each Proponent and any Stockholder Associated Person in such Stockholder Business;

(vii)            a representation as to whether the Proponent intends (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such Stockholder Business or (B) otherwise to solicit proxies from stockholders in support of such Stockholder Business;

(viii)           all other information that would be required to be filed with the U.S. Securities and Exchange Commission (“SEC”) if the Proponents or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act; and

(ix)             a representation that the Proponents shall provide any other information reasonably requested by the Corporation.

(e)               The Proponents shall also provide any other information reasonably requested from time to time by the Corporation within ten business days after each such request.

(f)                In addition, the Proponent shall affirm as true and correct the information provided to the Corporation in the Notice of Business or at the Corporation’s request pursuant to ARTICLE II, Section 2(e) (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting, (ii) the date that is ten calendar days before the first anniversary date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting and (iii) the date that is ten business days before the meeting and, if applicable, before reconvening any adjournment or postponement thereof. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the executive office of the Corporation, addressed to the Secretary of the Corporation, by no later than (x) five business days after the applicable date specified in clause (i) or (ii) of the foregoing sentence (in the case of the affirmation, update and/or supplement required to be made as of those dates), and (y) not later than seven business days before the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of ten business days before the meeting or reconvening any adjournment or postponement thereof).

(g)               The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the procedures set forth in this ARTICLE II, Section 2. Any such business not properly brought before the meeting shall not be transacted.

(h)               If the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of stockholders to present the Stockholder Business such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this ARTICLE II, Section 2, to be considered a qualified representative of the Proponent, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(i)                 “Public Disclosure” of any date or other information means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(j)                 “Stockholder Associated Person” means with respect to any stockholder, (i) any other beneficial owner of stock of the Corporation that is owned by such stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the stockholder or such beneficial owner.

(k)               “Control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing Article X of the Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”), as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(l)                 The notice requirements of this ARTICLE II, Section 2 shall be deemed satisfied with respect to stockholder proposals that have been properly brought under Rule 14a-8 of the Exchange Act and that are included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Further, nothing in this ARTICLE II, Section 2 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

Section 3                  Special Meetings. Special meetings of the stockholders may be called only by the Chair of the Board, a majority of members of the Board then in office or the Chief Executive Officer. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

Section 4                  Record Date.

(a)               For the purpose of determining the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date (the “Notice Record Date”), which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 or less than ten days before the date of such meeting. The Notice Record Date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such Notice Record Date, that a later date on or before the date of the meeting shall be the date for making such determination (the “Voting Record Date”). Subject to ARTICLE II, Section 12, for the purposes of determining the stockholders entitled to express consent to corporate action in writing without a meeting, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than ten days after the date on which the record date was fixed by the Board. For the purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 days prior to such action.

(b)               Subject to ARTICLE II, Section 12, if no such record date is fixed by the Board:

(i)               The record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(ii)              The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting (when permitted by, and unless otherwise provided in, the Certificate of Incorporation), when no prior action by the Board is required by applicable law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law; and when prior action by the Board is required by applicable law, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board takes such prior action; and

(iii)            The record date for the purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c)               When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this ARTICLE II, Section 4, such determination shall apply to any adjournment thereof, unless the Board fixes a new Voting Record Date for the adjourned meeting, in which case the Board shall also fix such Voting Record Date or a date earlier than such date as the new Notice Record Date for the adjourned meeting.

Section 5                  Notice of Meetings of Stockholders. Whenever under the provisions of applicable law, the Certificate of Incorporation or these By-laws, stockholders are required or permitted to take any action at a meeting, a notice of the meeting in the form of a writing or electronic transmission shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the Notice Record Date and the Voting Record Date, if such date is different from the Notice Record Date, and, in the case of a special meeting, the purposes for which the meeting is called. Unless otherwise provided by these By-laws or applicable law, notice of any meeting shall be given, not less than ten nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting as of the Notice Record Date. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, with postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. If given by electronic mail, such notice shall be deemed to be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited pursuant to the terms of the Delaware General Corporation Law (as amended from time to time, the “DGCL”). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. An affidavit of the Secretary or the transfer agent of the Corporation that the notice required by this ARTICLE II, Section 5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. Any business that might have been transacted at the meeting as originally called may be transacted at the adjourned meeting. If, however, the adjournment is for more than 30 days, or if after the adjournment a new Notice Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new Voting Record Date is fixed for the adjourned meeting, the Board shall fix a new Notice Record Date in accordance with ARTICLE II, Section 4(c) hereof and shall give notice of such adjourned meeting to each stockholder entitled to vote at such meeting as of the Notice Record Date.

Section 6                  Waivers of Notice. Whenever the giving of any notice to stockholders is required by applicable law, the Certificate of Incorporation or these By-laws, a written waiver, signed by the stockholder entitled to notice, or a waiver by electronic transmission by such stockholder, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a stockholder at a meeting shall constitute a waiver of notice of such meeting except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the stockholders need be specified in any waiver of notice.

Section 7                  List of Stockholders. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete, alphabetical list of the stockholders entitled to vote at the meeting, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list may be examined by any stockholder, at the stockholder’s expense, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection as provided by applicable law. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 8                  Quorum of Stockholders; Adjournment. Except as otherwise provided by these By-laws, at each meeting of stockholders, the presence in person or represented by proxy of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at the meeting of stockholders shall constitute a quorum for the transaction of any business at such meeting. In the absence of a quorum, the person presiding over the meeting in accordance with ARTICLE II, Section 11 or, in the absence of such person, the holders of a majority of the voting power of the shares of stock present in person or represented by proxy at any meeting of stockholders, including an adjourned meeting, may adjourn such meeting to another time or place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 9                  Voting; Proxies. At any meeting of stockholders, all matters other than the election of directors, except as otherwise provided by the Certificate of Incorporation, these By-laws or any applicable law, shall be decided by the affirmative vote of a majority of the voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. At all meetings of stockholders at which directors are to be elected and a quorum is present, a plurality of the votes cast by stockholders entitled to vote for the election of such directors shall be sufficient to elect such directors. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new duly authorized proxy bearing a later date.

Section 10              Voting Procedures and Inspectors at Meetings of Stockholders. The Board, in advance of any meeting of stockholders, shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

Section 11              Conduct of Meetings; Adjournment. The Board may adopt such rules and procedures for the conduct of stockholder meetings as it deems appropriate. At each meeting of stockholders, any officer of the Corporation designated by the Board or, in the absence of such person, the Chief Executive Officer or, in the absence of the Chief Executive Officer, the Chair shall preside over the meeting. Except to the extent inconsistent with the rules and procedures as adopted by the Board, the person presiding over the meeting of stockholders shall have the right and authority to convene, adjourn and reconvene the meeting from time to time, to prescribe such additional rules and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules and procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof and (e) limitations on the time allotted to questions or comments by participants. Subject to any prior, contrary determination by the Board, the person presiding over any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the meeting that a matter or business was not properly brought before the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary shall act as secretary of the meeting. If none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board and, if the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

Section 12              Remote Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(a)               participate in a meeting of stockholders; and

(b)               be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

DIRECTORS

Section 1                  Power; Number and Tenure. The business and affairs of the Corporation shall be managed by the Board, the number thereof to be determined in accordance with the Certificate of Incorporation. The Board may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these By-Laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 2                  Election; Resignation. Directors shall be elected for such terms and in accordance with the Certificate of Incorporation and applicable law. Each director shall hold office until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time by giving notice in writing or by electronic transmission thereof to the Corporation. The resignation of any director shall be effective when the resignation is delivered, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3                  Nominations of Directors.

(a)               Subject to ARTICLE III, Section 3(k), only persons who are nominated in accordance with the procedures set forth in this ARTICLE III, Section 3 are eligible for election as directors.

(b)               Director nominations may only be made at a meeting properly called for the election of directors and only (i) by or at the direction of the Board or any committee thereof or (ii) by a stockholder who (A) was a stockholder of record of the Corporation when the notice required by this ARTICLE III, Section 3 is delivered to the Secretary of the Corporation and at the time of the meeting, (B) is entitled to vote for the election of directors at the meeting and (C) complies with the notice and other provisions of this ARTICLE III, Section 3. Subject to ARTICLE III, Section 3(k), ARTICLE III, Section 3(b)(ii) is the exclusive means by which a stockholder may nominate a person for election to the Board. Persons nominated in accordance with ARTICLE III, Section 3(b)(ii) are referred to as “Stockholder Nominees”. A stockholder nominating a director for election to the Board is referred to as the “Nominating Stockholder”.

(c)               Subject to ARTICLE III, Section 3(k), all nominations of Stockholder Nominees must be made by timely written notice given by or on behalf of a stockholder of record of the Corporation (the “Notice of Nomination”). To be timely, the Notice of Nomination must be delivered personally or mailed to and received at the executive office of the Corporation, addressed to the attention of the Secretary of the Corporation, by the following dates:

(i)                 in the case of the nomination of a Stockholder Nominee for election to the Board at an annual meeting of stockholders, no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that if (A) the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of stockholders, (B) no annual meeting was held during the prior year or (C) in the case of the Corporation’s first annual meeting of stockholders as a corporation with a class of equity security registered under the Exchange Act, the notice by the stockholder to be timely must be received (1) no earlier than 120 days before such annual meeting and (2) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was first made by mail or Public Disclosure, and

(ii)              in the case of the nomination of a Stockholder Nominee for election to the Board at a special meeting of stockholders, no earlier than 120 days before and no later than the later of 90 days before such special meeting and the tenth day after the day on which the notice of such special meeting was first made by mail or Public Disclosure.

(d)               Notwithstanding anything to the contrary, if the number of directors to be elected to the Board at a meeting of stockholders is increased and there is no Public Disclosure by the Corporation naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered personally and received at the executive office of the Corporation, addressed to the attention of the Secretary of the Corporation, no later than the close of business on the tenth day following the day on which such Public Disclosure is first made by the Corporation.

(e)               In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination.

(f)                The Notice of Nomination shall set forth:

(i)                the Stockholder Information with respect to each Nominating Stockholder and Stockholder Associated Person (except that references to the “Proponent” in ARTICLE II, Section 2(d)(i) to (iii) shall instead refer to the “Nominating Stockholder,” and the disclosure required by ARTICLE II, Section 2(d)(iii)(C) may be omitted, for purposes of this ARTICLE III, Section 3(f)(i));

(ii)              a representation that each Nominating Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

(iii)            all information regarding each Stockholder Nominee and Stockholder Associated Person that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act, the written consent of each Stockholder Nominee to being named in a proxy statement as a nominee and to serve if elected and a completed signed questionnaire, representation and agreement required by ARTICLE III, Section 4;

(iv)             a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a Nominating Stockholder, Stockholder Associated Person or their respective associates, or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Nominating Stockholder, Stockholder Associated Person or any person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive of such registrant;

(v)               a representation as to whether the Nominating Stockholders intends (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or (B) otherwise to solicit proxies from stockholders in support of such nomination;

(vi)             all other information that would be required to be filed with the SEC if the Nominating Stockholders and Stockholder Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act; and

(vii)          a representation that the Nominating Stockholders shall provide any other information reasonably requested by the Corporation.

(g)               The Nominating Stockholders shall also provide any other information reasonably requested from time to time by the Corporation within ten business days after each such request.

(h)               In addition, the Nominating Stockholder shall affirm as true and correct the information provided to the Corporation in the Notice of Nomination or at the Corporation’s request pursuant to ARTICLE III, Section 3(g) (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting, (ii) the date that is ten calendar days before the first anniversary date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting (in the case of an annual meeting) or 50 days before the date of the meeting (in the case of a special meeting) and (iii) the date that is ten business days before the date of the meeting or any adjournment or postponement thereof. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the executive office of the Corporation, addressed to the Secretary of the Corporation, by no later than (1) five business days after the applicable date specified in clause (i) or (ii) of the foregoing sentence (in the case of the affirmation, update and/or supplement required to be made as of those dates), and (2) not later than seven business days before the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of ten business days before the meeting or reconvening any adjournment or postponement thereof).

(i)                 The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that the nomination was not made in accordance with the procedures set forth in this ARTICLE III, Section 3. Any such defective nomination shall be disregarded.

(j)                 If the Nominating Stockholder (or a qualified representative of the Nominating Stockholder) does not appear at the applicable stockholder meeting to nominate the Stockholder Nominees, such nomination shall be disregarded and such Stockholder Nominees shall not be qualified for election as Directors, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this ARTICLE III, Section 3, to be considered a qualified representative of the Nominating Stockholder, a person must be a duly authorized officer, manager or partner of such Nominating Stockholder or must be authorized by a writing executed by such Nominating Stockholder or an electronic transmission delivered by such Nominating Stockholder to act for such Nominating Stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(k)               Nothing in this ARTICLE III, Section 3 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

Section 4                  Nominee Qualifications. To be eligible to be a nominee for election or reelection as a director, the nominee must deliver (in accordance with the time periods prescribed for delivery of a Notice of Nomination under ARTICLE III, Section 3 (in the case of a Stockholder Nominee) or in accordance with any time periods required from time to time by any policy of the Board or Corporation generally applicable to all Directors (in the case of a person nominated by or at the direction of the Board or any committee thereof)) to the Secretary of the Corporation at the executive office of the Corporation (a) a completed and signed written questionnaire (in the form provided by the Secretary upon written request) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made, (b) information as necessary to permit the Board to determine if each such nominee (i) is independent under applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the directors, (ii) is not or has not been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or (iii) is not a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years, (c) a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote as a Director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a Director under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (iii) will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of the Corporation that are applicable to directors and (iv) currently intends to serve as a director for the full term for which he or she is standing for election and (d) such person’s written consent to being named as a nominee for election of a Director and to serving as a Director if elected.

Section 5                  Vacancies. Any vacancy occurring on the Board shall be filled in the manner prescribed in the Certificate of Incorporation.

Section 6                  Regular Meetings. Regular meetings of the Board shall be held at such dates, times and places as may be designated by the Chair of the Board or a majority of the members of the Board then in office. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board.

Section 7                  Special Meetings. Special meetings of the Board may be called by or at the request of the Chair of the Board, the Chief Executive Officer or a majority of the members of the Board then in office. The person or persons calling a special meeting of the Board may fix a place and time within or without the State of Delaware for holding such meeting.

Section 8                  Notice. Notice of any regular meeting or special meeting shall be given to each director, either orally, by facsimile or other means of electronic communication or by hand delivery, addressed to each director at his or her address as it appears on the records of the Corporation. If notice be by facsimile or other means of electronic communication, such notice shall be deemed to be adequately delivered when the notice is transmitted at least 24 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 24 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting.

Section 9                  Waiver of Notice. Whenever the giving of any notice to directors is required by applicable law, the Certificate of Incorporation or these By-laws, a written waiver signed by the director, or a waiver by electronic transmission by such director, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board or Directors or committee meeting need be specified in any waiver of notice.

Section 10              Organization. At each meeting of the Board, the Chair or, in his or her absence, another Director selected by the Board shall preside. The Secretary shall act as secretary at each meeting of the Board. If the Secretary is absent from any meeting of the Board, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 11              Quorum. At all meetings of the Board, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business; provided, however, that in no case shall a quorum consist of less than one-third of the total number of directors that the Corporation would have if there were no vacancies on the Board or unfilled newly-created directorships.

Section 12              Adjourned Meetings. A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. Notice of any adjourned meeting of the Board shall be given to each director whether or not present at the time of the adjournment; provided, however, that notice of the adjourned meeting need not be given if (a) the adjournment is for 24 hours or less and (b) the time, place, if any, and means of remote communication, if any, are announced at the meeting at which the adjournment is taken. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 13              Action by Majority Vote. Except as otherwise expressly required by these By-laws or the Certificate of Incorporation, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 14              Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic communication and such written consent or consents and copies of such communication or communications are filed with the minutes of proceedings of the Board or committee.

Section 15              Action by Conference Telephone. Members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and such participation in a meeting shall constitute presence in person at such meeting.

Section 16              Committees. The Board may from time to time designate one or more committees of the Board in accordance with Section 141(c) of the DGCL. Unless the Board provides otherwise, at all meetings of such committee, a majority of the then authorized number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this ARTICLE III.

Section 17              Chair of the Board. The Corporation may have, at the discretion of the Board, a Chair of the Board who shall be elected by the Board from their own numbers and shall preside as Chair at all meetings of the stockholders and of the Board. The Chair shall have such other powers and duties as provided in these By-laws and as the Board may from time to time prescribe.

ARTICLE IV

OFFICERS

Section 1                  Positions; Election. The elected officers of the Corporation shall be chosen by the Board and may include a Chief Executive Officer, a President, a Chief Financial Officer, and a Secretary, all of whom shall be elected by the Board. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this ARTICLE IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof. In addition, the Board or any committee thereof may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Vice Presidents, Assistant Secretaries, Treasurers and Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Any number of offices may be held by the same person. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board or such committee or by the Chief Executive Officer, as the case may be.

Section 2                  Term of Office; Resignation; Removal. Each officer of the Corporation shall hold office until such officer’s successor is elected by the Board or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time of receipt of such notice or at such later time, or at such later time determined upon the happening of an event, as is therein specified. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer may be removed at any time with or without cause by the Board. Any vacancy occurring in any office of the Corporation may be filled by the Board. The election or appointment of an officer shall not of itself create contract rights.

Section 3                  Chief Executive Officer. The Chief Executive Officer shall have general supervision over the business of the Corporation and other duties incident to the office of Chief Executive Officer, and any other duties as may from time to time be assigned to the Chief Executive Officer by the Board and subject to the control of the Board in each case.

Section 4                  President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs and shall, in general, perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by the Board or the Chief Executive Officer.

Section 5                  Chief Financial Officer. The Chief Financial Officer shall act in an executive financial capacity. The Chief Financial Officer shall assist the Chief Executive Officer and the President in the general supervision of the Corporation’s financial policies and affairs. The Chief Financial Officer shall, in general, perform all duties incident to the office of Chief Financial Officer of a corporation and such other duties as may from time to time be assigned to the Chief Financial Officer by the Board or the Chief Executive Officer.

Section 6                  Secretary. The Secretary shall record all the proceedings of the meetings of the Board and of the stockholders in a book to be kept for that purpose and perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and all meetings of the stockholders and, in general, perform all duties incident to the office of secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board or the Chief Executive Officer.

Section 7                  Actions with Respect to Securities of Other Entities. All stock and other securities of other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted (including by written consent), and all proxies with respect thereto shall be executed, by the person or persons authorized to do so by resolution of the Board or, in the absence of such authorization, by the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Secretary or the Treasurer. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

ARTICLE V

CERTIFICATES OF STOCK

Section 1                  Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. If shares are represented by certificates (if any) such certificates shall be in the form approved by the Board. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

Section 2                  Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

Section 3                  Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

GENERAL PROVISIONS

Section 1                  Fiscal Year. The fiscal year of the Corporation shall be established by the Board.

Section 2                  Seal. The Corporation may have a corporate seal, which shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 3                  Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as enacted in the State of Delaware, 6 Del. C. §§8-101 et seq. The Corporation shall convert any records so kept into clearly legible paper form upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL.

Section 4                  Conflict with Applicable Law or Certificate of Incorporation. These By-laws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these By-laws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

ARTICLE VII

AMENDMENTS

Any alteration, amendment or repeal of these By-Laws may be made in the manner provided by the Certificate of Incorporation and applicable law.

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